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                                   Law Office

                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                            2600 One Commerce Square
                      Philadelphia, Pennsylvania 19103-7098
                                 (215) 564-8000


Direct Dial: (215) 564-8011


                                  June 29, 2004

Board of Trustees
Delaware Pooled Trust
2005 Market Street
Philadelphia, PA 19103-7094


     Re: DELAWARE POOLED TRUST (THE "TRUST") - POST-EFFECTIVE AMENDMENT NO. 48
         TO REGISTRATION STATEMENT ON FORM N-1A (THE "POST-EFFECTIVE AMENDMENT")
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Ladies and Gentlemen:

     In connection with the filing of the above-referenced Registration Statement, it is our opinion that, so long as the Trust remains a valid and subsisting entity under the laws of its state of organization, upon the effectiveness of the Registration Statement, the number of shares of beneficial interest of The Core Focus Fixed Income Portfolio, a series of the Trust, when issued for the consideration described, and delivered as provided, in the Registration Statement, will be legally issued, fully paid and nonassessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,
                                        STRADLEY, RONON, STEVENS & YOUNG, LLP



                                        BY: /s/ Michael D. Mabry
                                            ----------------------------------
                                            Michael D. Mabry, a Partner